UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2021

BROOKLYN IMMUNOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 58th Street, Building A, Suite 2100
Brooklyn, New York	11220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	BTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

As reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2021, on April 21, 2021, the audit committee dismissed Baker Tilly US, LLP, or Baker Tilly, as our independent registered public accounting firm. On September 20, 2021, the audit committee of the board of directors approved the appointment of Marcum LLP, or Marcum, as our new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2021. Prior to our appointment of Marcum on September 20, 2021, we had not appointed any firm to perform independent audit services for the fiscal year ending December 31, 2021.

We acquired our wholly owned subsidiary Brooklyn ImmunoTherapeutics LLC on March 25, 2021 through a merger of our wholly owned subsidiary BIT Merger Sub, Inc. with and into Brooklyn Immunotherapeutics LLC. Prior to that merger, Marcum had been engaged by Brooklyn ImmunoTherapeutics LLC (and its predecessor IRX Therapeutics, Inc.) to serve as its independent registered public accounting firm. Our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2021 includes a report of Marcum dated April 30, 2021 with respect to Marcum’s audits of the financial statements of (a) Brooklyn ImmunoTherapeutics, LLC and its predecessor IRX Therapeutics, Inc. as of December 31, 2020, 2019 and 2018 and for the fiscal years ended December 31, 2020 and 2019, (b) Brooklyn ImmunoTherapeutics LLC for the period from November 6, 2018 through December 31, 2018 and (c) IRX Therapeutics LLC for the period from January 1, 2018 through November 5, 2018.

Since April 21, 2021, the date of our dismissal of Baker Tilly, we have engaged Marcum to review our interim condensed financial statements for the quarters ended March 30, 2021 and June 30, 2021 and we have consulted with Marcum on certain matters related to our acquisition of Novellus, Inc., as reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2021.

During the fiscal years ended December 31, 2020 and 2019 and in the subsequent interim period through September 20, 2021, the date of our appointment of Marcum to serve as our independent registered public accounting firm for 2021, neither we nor anyone on our behalf consulted with Marcum with respect to either (a) except as described in the preceding paragraph with respect to the period after April 21, 2021, the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements and no written report or oral advice was provided to us by Marcum that was an important factor that we considered in reaching a decision as to any accounting, auditing or financial reporting issue or (b) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S‑K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S‑K).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2021, we announced that Roger Sidhu had been appointed as our Chief Medical Officer, effective September 20, 2021.

Employment Agreement with Roger Sidhu

We have entered into an employment agreement, effective as of September 20, 2021, with Roger Sidhu with respect to terms of his employment as our Chief Medical Officer. The compensatory terms of the employment agreement relating to equity awards were approved by the compensation committee of the board of directors, which consists of two disinterested directors. Dr. Sidhu’s hiring, and his employment agreement (including compensatory terms other than his equity awards), were approved by the board.

The employment agreement provides for our at-will employment of Dr. Sidhu as our Chief Medical Officer for a term commencing on September 20, 2021 and continuing until terminated by us or Dr. Sidhu.

Under the terms of the employment agreement, we will pay Dr. Sidhu an annual base salary of $447,200, which amount is subject to annual review by the board or the compensation committee and subject to adjustment to reflect market practices among our peers in the sole discretion of the board or the compensation committee.

Dr. Sidhu will be eligible to receive an annual cash bonus award in an amount up to 40% of his base salary upon achievement of reasonable performance targets set by the board or the compensation committee, each in its sole discretion. The bonus will be determined by the board or the compensation committee and paid annually in March in the year following the performance year on which such bonus is based.

In accordance with the terms of the employment agreement, we granted to Dr. Sidhu, effective as of September 20, 2021, a time-based nonqualified stock option, which we refer to as the Option Grant, and a time-based restricted stock unit grant, which we refer to as the RSU Grant. The Option Grant will cover 161,300 shares of common stock, and the RSU Grant will cover 80,650 shares of common stock The Option Grant and the RSU Grant each will vest over four years, with vesting generally subject to Dr. Sidhu’s continued employment through the relevant vesting date. Consistent with the employment inducement grant rules set forth in Section 711(a) of the NYSE American LLC Company Guide, the equity award to Dr. Sidhu was made as an inducement material to his entering into employment with us and was approved by the compensation committee without need for stockholder approval.

If Dr. Sidhu’s employment is terminated by us without Cause or by Dr. Sidhu for Good Reason (each such capitalized term as defined in the employment agreement), he will be entitled to, among other things, continued base salary for nine months following the termination date and the total monthly cost of health care continuation coverage pursuant to COBRA for such period. Notwithstanding the foregoing, if a termination without Cause or for Good Reason occurs within ninety days before or twelve months after a Change in Control (as defined in the employment agreement), Dr. Sidhu would become entitled to (a) receive the continued-based salary and total monthly cost of health care continuation coverage described in the preceding sentence for a period of twelve months rather than nine months, (b) receive a lump sum payment of his target annual bonus and (c) accelerated vesting in full of the Option Grant and the RSU Grant. Any of such severance benefits under the employment agreement are contingent on Dr. Sidhu entering into and not revoking a general release of claims in favor of our company.

The employment agreement provides for (a) reimbursement of reasonable business expenses, (b) participation in our benefit plans and (c) twenty paid vacation days per year.

The employment agreement also contains customary covenants related to non-competition and non-solicitation for one year following termination of employment, as well as customary covenants related to confidentiality, inventions and intellectual property rights.

The foregoing description of Dr. Sidhu’s employment agreement with us does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement, which is included as Exhibit 10.1 to this report and is incorporated into this Item 5.02 by reference.

Background of Roger Sidhu

Dr. Sidhu served as Executive Vice President, Head of Research and Development and Chief Medical Officer of Roivant Sciences Ltd., a healthcare company focused on applying technology to drug development, from July 2020 to July 2021. From January 2018 to January 2020, Dr. Sidhu was Vice President, Clinical Development of Kite Pharma, Inc., a pharmaceutical company focused on cell therapy and subsidiary of Gilead Sciences, Inc. Dr. Sidhu was Chief Medical Officer of Cell Design Labs, Inc., a biotechnology company developing cell-based therapies, from February 2017 to January 2018. From 2009 to January 2017, Dr. Sidhu served Amgen, Inc., a biopharmaceutical company, in various roles of increasing responsibility, including Global Product General Manager, Translational Sciences, from May 2016 to January 2017. Dr. Sidhu holds an M.D. from Queen's University and a BSc in Biochemistry from the University of Alberta. Dr. Sidhu is 45 years old.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2021, we further amended and restated our Amended and Restated Bylaws for the purpose of (a) deleting the position of chief financial officer from the list of our required officers and (b) delegating the responsibilities previously assigned to the chief financial officer to the person serving in the role of principal financial officer. Sandra Gurrola, our Vice President of Finance, currently serves as our principal financial officer.

A copy of our Amended and Restated Bylaws as of September 20, 2021 is attached as Exhibit 3.2 to this report, and a copy of our Amended and Restated Bylaws as of September 20, 2021 marked to show all changes from our former Amended and Restated Bylaws is attached as Exhibit 3.2(a) to this report.

The foregoing description of the amendments effected by the Amended and Restated Bylaws is qualified in its entirety by reference to Exhibits 3.2 and 3.2(a) to this report, which are incorporated into this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure.

On September 21, 2021, we issued a press release titled “Brooklyn ImmunoTherapeutics Provides Highlights of Shareholder Update Call from September 20, 2021.” A copy of the press release is furnished as Exhibit 99.1 to this report.

The information contained in this Item 7.01, including the press release furnished as Exhibit 99.2, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
3.2	Amended and Restated Bylaws of Brooklyn ImmunoTherapeutics, Inc.
3.2(a)	Amended and Restated Bylaws of Brooklyn ImmunoTherapeutics, Inc., marked to show changes effected by amendments adopted on September 20, 2021
10.1+*	Executive Employment Agreement effective as of September 20, 2021, between Brooklyn ImmunoTherapeutics, Inc. and Roger Sidhu
99.1	Press release of Brooklyn ImmunoTherapeutics, Inc. titled “Brooklyn ImmunoTherapeutics Provides Highlights of Shareholder Update Call from September 20, 2021,” dated September 21, 2021
99.2	Press release of Brooklyn ImmunoTherapeutics, Inc. titled “Brooklyn ImmunoTherapeutics Appoints Roger Sidhu, M.D. as Chief Medical Officer,” dated September 22, 2021

+	Indicates management contract or compensatory plan.
*
An addendum has been omitted pursuant to Item 601(a)(5) of Regulation S-K. We hereby undertake to furnish copies of the omitted addendum upon request by the Securities and Exchange Commission, provided that we may request confidential treatment pursuant to Rule 24b‑2 of the Securities Exchange Act of 1934 for the addendum so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLYN IMMUNOTHERAPEUTICS, INC.

Dated: September 23, 2021	By:	/s/ Howard J. Federoff
Howard J. Federoff
Chief Executive Officer and President